UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2011

Blue Ridge Real Estate Company

Big Boulder Corporation

(Exact Name of Registrant Specified in Charter)

	0-28-44 (Blue Ridge)	24-0854342 (Blue Ridge)
Pennsylvania	0-28-43 (Big Boulder)	24-0822326 (Big Boulder)
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

P. O. Box 707, Blakeslee, Pennsylvania                       18610-0707

(Address of Principal Executive Offices)                                                       (Zip Code)

(570) 443-8433

(Registrant’s telephone number, including area code)

Not Applicable

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Section Act (17 CFR 230.425)
[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))
[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Current Report on Form 8-K/A is being filed as an amendment (“Amendment No. 1”) to the Form 8-K filed by Blue Ridge Real Estate Company and Big Boulder Corporation (together the “Companies”) with the Securities and Exchange Commission on April 15, 2011 (the “Original 8-K”) to update Item 5.07. Submission of Matters to a Vote of Security Holders in the Original 8-K regarding the results from the Companies’ 2010 Annual Meeting of Stockholders held on April 12, 2011 (the “Annual Meeting”). The sole purpose of this Amendment No. 1 is to disclose the Companies’ decision regarding how frequently it will conduct a non-binding advisory vote on the compensation of the Companies’ named executive officers. No other changes have been made to the Original 8-K.

Item 5.07      Submission of Matters to a Vote of Security Holders

At the 2010 Annual Meetings, the Companies’ shareholders recommended, in a non-binding advisory vote, that the Companies hold a non-binding advisory vote on the compensation of the Companies’ named executive officers, as disclosed in the proxy statement, on an annual basis. Accordingly, in light of this recommendation and other factors considered by the Companies’ Boards of Directors (the “Boards”), on June 15, 2011 the Boards determined that the Companies will hold a non-binding advisory vote on the Companies’ compensation of its named executive officers, as disclosed in the proxy statement, on an annual basis until the next required vote on the frequency of such vote.

The next required shareholder non-binding advisory vote regarding the frequency of the advisory vote on the Companies’ executive compensation will be held in six years at the Companies’ 2016 Annual Meetings of Shareholders.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE RIDGE REAL ESTATE COMPANY BIG BOULDER CORPORATION

Date: June 17, 2011	By: /s/ Eldon D. Dietterick
Name: Eldon D. Dietterick Title: Executive Vice President and Treasurer